JURISDICITION OF
SUBSIDIARY NAME                                                 INCORPORATION

Accounting Principals, Inc.                                      NY
Accounting Principals, Ltd.                                      PA
Additional Technical Support of Massachusetts, Inc.              MA
    (d/b/a ENTEGEE)
Amicus Staffing, Inc.                                            TN
    (d/b/a Special Counsel)
AMPL Incorporated                                                CA
    (d/b/a Parker & Lynch)
Avalon Systems Development Limited                               United Kingdom
Axcent Consultancy Ltd.                                          United Kingdom
Badenoch and Clark, Inc.                                         NY
Badenoch and Clark (IP) Limited                                  United Kingdom
Badenoch and Clark Limited                                       United Kingdom
Beeline.com, Inc.                                                FL
Berger IT Co.                                                    DE
   (d/b/a modis Solutions, Idea Integration)
Data Management Consultants, Inc.                                MO
   (d/b/a modis)
Diversified Search, Inc.                                         PA
Elite Medical, Inc.                                              GA
   (d/b/a Soliant)
ENTEGEE, Inc.                                                    MA
Hunterskil Howard BV                                             Holland
Hunterskil Howard BVBA                                           Belgium
Hunterskil Howard Consulting Ltd.                                United Kingdom
Hunterskil Howard Deutschland GMbH                               Germany
Hunterskil Howard France SARL                                    France
Hunterskil Howard Nederland, BV                                  Holland
Hunterskil Howard Projects Ltd.                                  United Kingdom
Idea Integration Corp.                                           FL
Idea Integration Corp. (TX)                                      TX
  (d/b/a Modis)
Idea Integration Ltd.                                            United Kingdom
Idea Integration of Georgia, Inc.                                FL
Idea Integration of Georgia, LP                                  GA
Idea Integration of Pennsylvania, LP                             PA
Idea.com, Inc.                                                   FL
IT Link, Ltd.                                                    United Kingdom
Lawson Bishop Financial Ltd.                                     United Kingdom
Lion Recruitment, Ltd.                                           United Kingdom
LIT, Inc.                                                        NY
   (d/b/a Special Counsel)
Management Principals, Inc.                                      GA
Manchester, Inc.                                                 PA
Modis, Inc.                                                      FL
Modis Europe, Ltd.                                               United Kingdom
MPS Asset Management Corp.                                       FL
Modis of Georgia, Inc.                                           FL
Modis of Georgia, LP                                             GA
   (d/b/a  Modis Solutions, Idea Integration)
Modis/Computer Action, Inc.                                      FL
Modis GP, Inc.                                                   FL
MPS IP Services Corp.
MPS Group International PLC                                      United Kingdom
Modis LP-2, Inc.                                                 FL
Modis Professional Services, Inc.                                FL
Modis Support Services of Nevada, Inc.                           NV
MPS Group, Inc.                                                  FL
MPS Group, LLC.                                                  FL
MPS Realty Services, Inc.                                        FL
Modis, Ltd.                                                      United Kingdom
Modis International Co.                                          Canada
Modis International Ltd.                                         United Kingdom
Modis Operations of Nevada, Inc.                                 NV
Modis Support Services of Nevada, Inc.                           NV
Package Solution People Ltd.                                     United Kingdom
Prolianz Corp.                                                   FL
Resource Control & Management, Ltd.                              United Kingdom
Scientific Staffing, Inc.                                        PA
Software Knowledge Limited                                       United Kingdom
Software Knowledge Systems Limited                               United Kingdom
Soliance, LLC.                                                   DE
Special Counsel, Inc.                                            MD
System Pros of Massachusetts, Inc.                               MA
Universal Integrated Solutions Ltd.                              United Kingdom